Exhibit 10.4

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “First Amendment”) is made as of June 23, 2011, by and between ARE-MA REGION NO. 24, LLC, a Delaware limited liability corporation (“Landlord”), and SYNTA PHARMACEUTICALS CORP., a Delaware corporation, (“Tenant”).

RECITALS

A.                                   Landlord and Tenant have entered into that certain Lease Agreement dated December 14, 2006 (the “Lease”), wherein Landlord leased to Tenant certain premises (the “Premises”) located at 45-47 Wiggins Avenue, Bedford, Massachusetts and more particularly described in the Lease. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

B.                                     Subject to the provisions hereof, Tenant desires to extend the Base Term of the Lease for a period of 5 years, and Landlord is willing to extend the Base Term of the Lease on the terms herein set forth.

C.                                     Accordingly, Landlord and Tenant desire to amend the Lease to, among other things, extend the Term of the Lease to expire on October 31, 2016.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1.                                       Extension of Term.  The definition of Base Term in the Basic Lease Provisions on page 1 of the Lease is deleted in its entirety and replaced with the following:

“Base Term:                          Beginning on December 15, 2006 (“Commencement Date”) and ending October 31, 2016.”

2.                                       Base Rent. The first sentence of Section 4 of the Lease is hereby deleted in its entirety and replaced with the following:

“Base Rent shall be increased on November 1, 2011 and on each annual anniversary thereafter during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.”

3.                                       Base Rent Abatement.  Provided that Tenant is not then in Default, Base Rent shall be abated for the period commencing on November 1, 2011 and ending on January 31, 2012.

4.                                       No Right of First Offer; No Right to Terminate.  For purposes of clarification, Section 39 (Right of First Offer) and Section 40 (Right to Terminate) of the Lease have expired by their terms and are hereby deleted in their entirety and are of no further force and effect.

© All Rights Reserved 2001 Alexandria Real Estate Equities, Inc.

5.                                       Right to Extend Term. For purposes of clarification, Section 41 (Right to Extend Term) of the Lease shall remain in full force and effect.

6.                                       OFAC.  Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

7.                                       Asbestos.

(a)                                  Notification of Asbestos.  Landlord hereby notifies Tenant of the presence of asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”) within or about the Premises in the location identified in Exhibit A attached hereto.

(b)                                 Tenant Acknowledgement.  Tenant hereby acknowledges receipt of the notification in paragraph (a) of this Section 7 and understand that the purpose of such notification is to make Tenant, and any agents, employees, and contractors of Tenant, aware of the presence of ACMs and/or PACMs within or about the Building in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.

/s/ KE
Tenant’s Initials

(c)                                  Acknowledgement from Contractors/Employees.  Tenant shall give Landlord at least 14 days’ prior written notice before conducting, authorizing or permitting any of the activities listed below within or about the Premises, and before soliciting bids from any person to perform such services.  Such notice shall identify or describe the proposed scope, location, date and time of such activities and the name, address and telephone number of each person who may be conducting such activities.  Thereafter, Tenant shall grant Landlord reasonable access to the Premises to determine whether any ACMs or PACMs will be disturbed in connection with such activities.  Tenant shall not solicit bids from any person for the performance of such activities without Landlord’s prior written approval.  Upon Landlord’s request, Tenant shall deliver to Landlord a copy of a signed acknowledgement from any contractor, agent, or employee of Tenant acknowledging receipt of information describing the presence of ACMs and/or PACMs within or about the Premises in the locations identified in Exhibit A prior to the commencement of such activities.  Nothing in this Section 7 shall be deemed to expand Tenant’s rights under the Lease or otherwise to conduct, authorize or permit any such activities.

(i)             Removal of thermal system insulation (“TSI”) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured ceiling paint or fireproofing material);

(ii)          Removal of ACMs or PACMs that are not TSI or surfacing ACMs or PACMs; or

(iii)       Repair and maintenance of operations that are likely to disturb ACMs or PACMs.

8.                                       Miscellaneous.

(a)                                  This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)                                 This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors in interest.

(c)                                  This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

(d)                                 Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) (other than Richards, Barry, Joyce & Partners), in connection with this transaction, and that no Broker brought about this transaction (other than Richards, Barry, Joyce & Partners).  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker (other than Richards, Barry, Joyce & Partners) claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e)                                  As amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment.  In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail.  Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

(Signatures on Next Page)

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

SYNTA PHARMACEUTICALS CORP., a Delaware corporation

By:	/s/ Keith Ehrlich
Its:	Vice President and Treasurer, CFO

LANDLORD:

ARE-MA REGION NO. 24, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

		By:	/s/ Eric S. Johnson
		Its:	Eric S. Johnson
Vice President
Real Estate Legal Affairs

EXHIBIT A

NOTIFICATION OF THE PRESENCE OF ASBESTOS CONTAINING MATERIALS

This notification provides certain information about asbestos within or about the Premises at 45-47 Wiggins Avenue, Bedford, MA (“Building”).

Historically, asbestos was commonly used in building products used in the construction of buildings across the country.  Asbestos-containing building products were used because they are fire-resistant and provide good noise and temperature insulation.  Because of their prevalence, asbestos-containing materials, or ACMs, are still sometimes found in buildings today.

Asbestos surveys of the Building have determined that ACMs and/or materials that might contain asbestos, referred to as presumed asbestos-containing materials or PACMs, are present within or about the Premises.  ACMs located in the 47 Wiggins portion of the Premises include 12” x 12” purple floor tile and associated mastic in the production area and shipping area, 12” x 12” blue floor tile and associated mastic in the lunch room and electrical room, and carpet adhesive in the office and laboratories.  The ACMs were observed to be in good condition and may be managed in place.

Because ACMs or PACMs may present and may continue to be present within or about the Building, we have hired an independent environmental consulting firm to prepare an operations and maintenance program (“O&M Program”).  The O&M Program is designed to minimize the potential of any harmful asbestos exposure to any person within or about the Building.  The O&M Program includes a description of work methods to be taken in order to maintain any ACMs or PACMs within or about the Building in good condition and to prevent any significant disturbance of such ACMs or PACMs.  Appropriate personnel receive regular periodic training on how to properly administer the O&M Program.

The O&M Program describes the risks associated with asbestos exposure and how to prevent such exposure through appropriate work practices.  ACMs and PACMs generally are not thought to be a threat to human health unless asbestos fibers are released into the air and inhaled.  This does not typically occur unless (1) the ACMs are in a deteriorating condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities).  If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis or cancer) increases.  However, measures to minimize exposure, and consequently minimize the accumulation of asbestos fibers, reduce the risks of adverse health effects.

The O&M Program describes a number of activities that should be avoided in order to prevent a release of asbestos fibers.  In particular, you should be aware that some of the activities which may present a health risk include moving, drilling, boring, or otherwise disturbing ACMs.  Consequently, such activities should not be attempted by any person not qualified to handle ACMs.

The O&M Program is available for review during regular business hours at Landlord’s office located at One Innovation Drive, Worcester, MA 01605.

Amendment To Lease — [Tenant name]